Certification under Section 906 of Sarbanes Oxley (18 USC 1350)

Madison Covered Call & Equity Strategy Fund
Semi-Annual Report dated June 30, 2017

The undersigned certify that this periodic report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)) and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Katherine L. Frank
Katherine L. Frank
Principal Executive Officer

/s/ Greg Hoppe
Greg Hoppe
Principal Accounting Officer

Dated this 1st day of September 2017

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Madison Covered Call & Equity Strategy Fund and will be retained by Madison Covered Call & Equity Strategy Fund and furnished to the SEC or its staff upon request.